Exhibit 21

HESS CORPORATION AND CONSOLIDATED SUBSIDIARIES
SUBSIDIARIES OF THE REGISTRANT

Name of Company	Registrant Ownership %	Jurisdiction
Hess Asia Holdings Inc.	100	Cayman Islands
Hess Bakken Investments II, LLC	100	Delaware
Hess Bakken Investments III, LLC	100	Delaware
Hess Bakken Investments IV, LLC	100	Delaware
Hess Bakken Processing LLC	43.5	Delaware
Hess Baldpate-Penn State LLC	100	Delaware
Hess Canada (Aspy) Exploration Limited	100	Cayman Islands
Hess Canada Exploration Limited	100	Cayman Islands
Hess Canada Oil and Gas ULC	100	Nova Scotia, Canada
Hess Capital Limited	100	Cayman Islands
Hess Capital Services Holdings, LLC	100	Delaware
Hess Capital Services Limited	100	Cayman Islands
Hess Capital Services LLC	100	Delaware
Hess Conger LLC	100	Delaware
Hess Energy Exploration LLC	100	Delaware
Hess Equatorial Guinea Investments Limited	100	Cayman Islands
Hess Exploration and Production Holdings LLC	100	Delaware
Hess Exploration and Production Malaysia B.V.	100	The Netherlands
Hess Exploration Services, Inc.	100	Delaware
Hess Finance	100	England & Wales
Hess GOM Deepwater LLC	100	Delaware
Hess GOM Deepwater Sub-Holdings LLC	100	Delaware
Hess GOM Exploration LLC	100	Delaware
Hess Guyana (Block B) Exploration Limited	100	Cayman Islands
Hess Guyana (Liza) Exploration Limited	100	Cayman Islands
Hess Guyana Exploration Limited	100	Cayman Islands
Hess Holdings EG Limited	100	Cayman Islands
Hess Holdings GOM Ventures LLC	100	Delaware
Hess Holdings West Africa Limited	100	Cayman Islands
Hess (Indonesia-VIII) Holdings Limited	100	Cayman Islands
Hess Infrastructure Partners LP	43.5	Delaware
Hess International Holdings Corporation	100	Delaware
Hess International Holdings Limited	100	Cayman Islands
Hess International Receivables Limited	100	Cayman Islands
Hess International Sales LLC	100	Delaware
Hess Libya Exploration Limited	100	Cayman Islands
Hess Libya (Waha) Limited	100	Cayman Islands
Hess Limited	100	England & Wales
Hess Llano LLC	100	Delaware
Hess Middle East New Ventures Limited	100	Cayman Islands

Name of Company	Registrant Ownership %	Jurisdiction
Hess Midstream Operations LP	43.5	Delaware
Hess Midstream Partners GP LP	43.5	Delaware
Hess New Ventures Exploration Limited	100	Cayman Islands
Hess North Dakota Export Logistics Holdings LLC	43.5	Delaware
Hess North Dakota Export Logistics LLC	43.5	Delaware
Hess North Dakota Export Logistics Operations LP	43.5	Delaware
Hess North Dakota Pipelines Holdings LLC	43.5	Delaware
Hess North Dakota Pipelines LLC	43.5	Delaware
Hess NWE Holdings	100	England & Wales
Hess Offshore Response Company, LLC	100	Delaware
Hess Ohio Developments, LLC	100	Delaware
Hess Ohio Holdings, LLC	100	Delaware
Hess Ohio Sub-Holdings LLC	100	Delaware
Hess Oil & Gas Sdn. Bhd.	100	Malaysia
Hess Oil and Gas Holdings Inc.	100	Cayman Islands
Hess Oil and Gas International Limited	100	Bermuda
Hess Oil and Gas International II Limited	100	Cayman Islands
Hess Oil Company of Thailand (JDA) Limited	100	Cayman Islands
Hess Oil Company of Thailand Ltd. Co.	100	Texas
Hess Oil Production and Exploration LLC	100	Delaware
Hess Services UK Limited	100	England & Wales
Hess Stampede LLC	100	Delaware
Hess Suriname Exploration Limited	100	Cayman Islands
Hess Tank Cars Holdings II LLC	43.5	Delaware
Hess Tank Cars LLC	43.5	Delaware
Hess Tank Cars II LLC	43.5	Delaware
Hess TGP Finance Company LLC	100	Delaware
Hess TGP Holdings LLC	43.5	Delaware
Hess TGP Operations LP	43.5	Delaware
Hess Tioga Gas Plant LLC	43.5	Delaware
Hess Trading Corporation	100	Delaware
Hess Tubular Bells LLC	100	Delaware
Hess Water Services LLC	43.5	Delaware
Hess West Africa Holdings Limited	100	Cayman Islands
Each of the foregoing subsidiaries conducts business under the name listed. The above list does not include 56 subsidiary holding companies (20 domestic and 36 non-U.S.) that would otherwise be reported except that they are ultimately 100% owned by the Registrant and, as their line of business, fulfill similar roles to those holding companies separately identified in the above list. In addition, we have excluded subsidiaries associated with divested assets, discontinued activities and those that when considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.